Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Second Quarter 2007

	2Q 2007	2Q 2006	% Change
ILEC
Business Access Lines	28,129	28,404	(1.0%)
Residential Access Lines	74,512	80,952	(8.0%)
Gross Adds	2,641	3,089	(14.5%)
Disconnects	4,990	3,604	38.5%
Net (Losses)	(2,349)	(515)	(356.1%)
Monthly Churn Rate	1.6%	1.1%
Long Distance Penetration	81.8%	79.0%

Broadband — DSL Customers	24,684	19,978	23.6%
Gross Adds	2,053	1,884	9.0%
Disconnects	1,400	948	47.7%
Net Adds	653	936	(30.2%)
Monthly Churn Rate	1.9%	1.6%
Broadband — DSL Penetration of ILEC Lines	24.0%	18.3%

Broadband — High Speed Customers	91	75	20.7%
Gross Adds	9	9	4.5%
Disconnects	4	5	(15.7%)
Net Adds	5	4	31.6%
Monthly Churn Rate	1.6%	2.3%

Dial Up Customers	3,912	5,594	(30.1%)
Gross Adds	138	264	(47.7%)
Disconnects	477	701	(32.0%)
Net (Losses)	(339)	(437)	22.4%
Monthly Churn Rate	3.9%	4.0%

Wireless

Gross Adds	2,381	2,646	(10.0%)
Disconnects	1,890	1,859	1.7%
Net Adds	491	787	(37.6%)
Monthly Churn Rate	1.3%	1.3%
Subscriber ARPU	$44.44	$41.84	6.2%
Cell Sites	95	90	5.6%

	2Q 2007	2Q 2006	% Change
CLEC
T-1/PRI Facility Based Lines	24,309	20,996	15.8%
B-1/R-1 Facility Based Lines	6,836	7,459	(8.4%)
Resale and UNE-P Lines	5,666	5,917	(4.2%)
Gross Adds	1,569	1,942	(19.2%)
Disconnects	857	960	(10.7%)
Net Adds	712	982	(27.5%)
Monthly Churn Rate	0.8%	0.9%
LD Penetration of CLEC Lines	64.3%	61.3%

Broadband — High Speed Customers	817	679	20.4%
Gross Adds	84	80	4.5%
Disconnects	39	46	(15.7%)
Net Adds	45	34	31.6%
Monthly Churn Rate	1.6%	2.3%

Greenfield

Business Lines	5,868	5,262	11.5%
Residential Lines	10,950	10,633	3.0%
Gross Adds	1,070	1,549	(30.9%)
Disconnects	1,049	978	7.3%
Net Adds	21	571	(96.3%)
Monthly Churn Rate	2.1%	2.1%
LD Penetration of Greenfield Lines	64.4%	60.6%

Broadband — DSL Customers	3,955	2,929	35.0%
Gross Adds	499	489	2.0%
Disconnects	320	228	40.4%
Net Adds	179	261	(31.4%)
Monthly Churn Rate	2.8%	2.7%
DSL Penetration of Greenfield Lines	23.3%	18.2%

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